NuScale Power and Nucor Corporation Sign Memorandum of Understanding to Explore Deployment of Small Modular Nuclear Reactors to Power Nucor Electric Arc Furnace Steel Mills PORTLAND, Ore. – NuScale Power Corporation (NYSE: SMR) and Nucor Corporation (Nucor) today announced the two companies have signed a Memorandum of Understanding (MOU) to explore co-locating NuScale’s VOYGR™ small modular nuclear reactor (SMR) power plants to provide clean, reliable baseload electricity to Nucor’s scrap-based Electric Arc Furnace (EAF) steel mills. The companies will also explore an expanded manufacturing partnership through which Nucor, the largest steel producer and recycler of any type of material in North America, would supply EconiqTM, its net- zero steel products, for NuScale projects. As part of the MOU, the companies will evaluate site suitability, transmission interconnection capabilities and capital costs for potential NuScale plants to be sited near and provide carbon free electricity to Nucor EAF steel mills. In addition, NuScale will study the feasibility of siting a manufacturing facility for NuScale Power Modules™ near a Nucor facility. NuScale’s VOYGR power plants, which can be scaled in different plant configurations to produce up to 924 MWe of output, are well-suited for industrial applications as a highly reliable source of carbon-free energy. As the first and only SMR design to be approved and certified by the U.S. Nuclear Regulatory Commission, NuScale’s VOYGR plants include fully passive safety features which eliminate the need for an external grid connection to perform key safety functions and can achieve a site boundary Emergency Planning Zone, improving plant siting flexibility for industrial users like Nucor. “NuScale is thrilled to take this step forward with Nucor, a company that shares our commitment to sustainability and deeply understands the role of NuScale’s technology in delivering clean, reliable baseload power to support the global energy transition,” said John Hopkins, NuScale President and Chief Executive Officer. “We look forward to determining how our SMR technology can best serve Nucor’s sophisticated steelmaking operations and how our companies can work together to drive a more sustainable future.“ "Nucor is committed to supporting the development of transformative technologies that will deploy safe, reliable, affordable, 24/7, base-load carbon free power, like NuScale’s VOYGR SMR plants,” said Leon Topalian, Chair, President and Chief Executive Officer of Nucor Corporation. “Not only will Nucor’s partnership with NuScale help pave the way for a zero-carbon energy future for our nation, but we will be building this new generation with the cleanest steel products made anywhere in the world.” The agreement strengthens NuScale’s partnership with Nucor, which invested $15 million in NuScale in 2022, and highlights the growing global interest in SMRs among industrial leaders.

The U.S. Department of Energy has identified emissions reductions in the steel manufacturing industry as an important step to reach net-zero by 2050.   About NuScale Power NuScale Power Corporation (NYSE: SMR) is the industry-leading provider of proprietary and innovative advanced small modular reactor nuclear technology, with a mission to help power the global energy transition by delivering safe, scalable, and reliable carbon- free energy. The company’s groundbreaking VOYGR™ SMR plants are powered by the NuScale Power Module™, a small, safe, pressurized water reactor that can each generate 77 megawatts of electricity (MWe) or 250 megawatts thermal (gross), and can be scaled to meet customer needs through an array of flexible configurations up to 924 MWe (12 modules) of output. As the first and only SMR to have its design certified by the U.S. Nuclear Regulatory Commission, NuScale is well-positioned to serve diverse customers across the world by supplying nuclear energy for electrical generation, district heating, desalination, commercial-scale hydrogen production, and other process heat applications. Founded in 2007, NuScale is headquartered in Portland, Ore., and has offices in Corvallis, Ore.; Rockville, Md.; Charlotte, N.C.; Richland, Wash.; and London, UK. To learn more, visit NuScale Power's website or follow us on Twitter, Facebook, LinkedIn and Instagram.   About Nucor Nucor and its affiliates are manufacturers of steel and steel products, with operating facilities in the United States, Canada and Mexico. Products produced include: carbon and alloy steel -- in bars, beams, sheet and plate; hollow structural section tubing; electrical conduit; steel racking; steel piling; steel joists and joist girders; steel deck; fabricated concrete reinforcing steel; cold finished steel; precision castings; steel fasteners; metal building systems; insulated metal panels; overhead doors; steel grating; and wire and wire mesh. Nucor, through The David J. Joseph Company and it’s affiliates, also brokers ferrous and nonferrous metals, pig iron and hot briquetted iron / direct reduced iron; supplies ferro-alloys; and processes ferrous and nonferrous scrap. Nucor is North America's largest recycler. Forward Looking Statements This release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are inherently subject to risks, uncertainties and assumptions. Actual results may differ materially as a result of a number of factors. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, NuScale’s results may differ materially from its expectations and projections. NuScale specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing NuScale’s assessments as of any date subsequent to the date of this release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Media Contact Diane Hughes, Vice President, Marketing & Communications, NuScale Power dhughes@nuscalepower.com (503) 270-9329 Scott Kozak, Director, Investor Relations, NuScale Power skozak@nuscalepower.com (541) 452-7583